FOR IMMEDIATE RELEASE

DISTRIBUTION:  To Business Editor

DATELINE:      April 27, 2004

COMPANY:       Husker Ag, LLC, Plainview, Nebraska

RE:            Husker Ag Announces Distribution to Members

PLAINVIEW, NE -- The Board of Directors of Husker Ag, LLC (the "Company") has declared a distribution of $200.00 per membership unit payable to members of record as of May 7, 2004. The Company will pay the distribution on or before June 7, 2004. The Company's lender, Stearns Bank, N.A., approved this distribution as required under the Company's loan documents.

Statements made in this press release about Husker Ag, LLC, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the ethanol industry generally

For additional information please contact Allen H. Sievertsen, General Manager, at 402.582.4446.